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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2011

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ    07728

        (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K/A is being filed as an amendment to Current Report on Form 8-K filed on June 13, 2011 (the Original 8-K) by UMH Properties, Inc. (the Company), solely for the purpose of disclosing the determination of the Company’s Board of Directors (the Board) with respect to the frequency of shareholder advisory votes on executive compensation.  This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d)  Consistent with both the Board’s recommendation as set forth in Proposal 4 of the Company’s definitive proxy statement for the Company’s annual meting of shareholders held on June 10, 2011and the voting results with respect to Proposal 4 as disclosed in the Original 8-K, the Board has determined that an advisory vote on the approval of the compensation of the Named Executive Officers will be included in the Company’s proxy materials once every three years until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  February 29, 2012

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

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